TROUTMAN SANDERS LLP

ATTORNEYS AT LAW
THE CHRYSLER BUILDING
405 LEXINGTON AVENUE
NEW YORK, NEW YORK 10174
www.troutmansanders.com
TELEPHONE: 212-704-6000
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May 15, 2006

Cadence Resources Corporation
34110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684

Ladies and Gentlemen:

We have acted as counsel to Cadence Resources Corporation, a Utah corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering of up to 9,589,496 shares of the Company's common stock, par value $.01 per share (the "Common Stock");

(i) 8,000,000 of which are issuable to employees of the Company (including officers and directors who are key employees) and to consultants and directors who are not employees of the Company upon the exercise of options or pursuant to stock awards that either have been, or from time to time may be, granted by the Company under the Cadence Resources Corporation 2006 Stock Incentive Plan (the “2006 Plan”);

(ii) 249,500 of which are issuable to employees of the Company (including officers and directors who are key employees) and to consultants and directors who are not employees of the Company upon the exercise of options or pursuant to stock awards that either have been, or from time to time may be, granted by the Company under the Cadence Resources Corporation 2004 Equity Incentive Plan (the “2004 Plan”);

(iii) 399,996 of which are issuable to directors who are not employees of the Company upon the exercise of options that have been granted by the Company under its Equity Compensation Plan for Non-Employee Directors (the “Equity Compensation Plan”); and

(iv) 940,000 of which are issuable to employees of the Company (including officers and directors who are key employees) and to consultants and directors who are not employees of the Company upon the exercise of options that have been granted by the Company under the Aurora Energy Ltd. 1997 Stock Option Plan (the “1997 Plan” and together with the 2006 Plan, the 2004 Plan and the Equity Compensation Plan, the “Plans”), and such additional indeterminate number of shares of Common Stock as may be issued under the anti-dilution provisions of the Plans.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

Cadence Resources Corporation
May 15, 2006

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of (i) the Registration Statement, including the form of reoffer prospectus included therein; (ii) the Company’s Articles of Incorporation, as amended; (ii) the Company’s By-laws, as amended; (iii) the Plans; and (iv) resolutions of the Company's board of directors relating to the Plans. In addition, we have examined and relied upon such other matters of law and certificates of public officials as we have deemed relevant to the rendering of this opinion. We have not examined each option contract in respect of options granted under the Plans. We have, however, examined the forms of option contracts which the Company has advised us are the forms of option contracts used by it under the Plans. We have also been informed by the Company that each option contract between the Company and option holders under the Plans is substantially in the form of the applicable option contract we have examined. In all of our examinations, we have assumed the accuracy of all information furnished to us and the genuineness of all documents and the conformity to originals of all documents submitted to us as certified, conformed, facsimile or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the exercise of options granted or to be granted under the Plans, or issued or to be issued pursuant to stock awards granted or to be granted under the Plans, are, or will be, when issued pursuant to the provisions of the Plans, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

Cadence Resources Corporation
May 15, 2006

We are members of the Bar of the State of New York and do not hold ourselves out as being experts on laws other than laws of the State of New York and the laws of the United States of America. To the extent our opinion is based on Utah corporate law we have relied on an unofficial compilation of the Utah Revised Business Corporation Act.

Very truly yours,

/s/ TROUTMAN SANDERS LLP

TROUTMAN SANDERS LLP